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                             AMENDMENT AGREEMENT

     This Amendment Agreement (this "Amendment Agreement") is made as of September 12, 1994 by and among ITT Corporation, a Delaware corporation ("I"), Cablevision Systems Corporation, a Delaware corporation ("C"), and
Rainbow Programming Holdings, Inc., a New York corporation and a wholly-owned subsidiary of C ("R") and amends the Agreement made as of August 15, 1994 by and among I, C and R (the "Agreement"). Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Agreement.

     1. Section 4 of the Agreement is amended in its entirety to read as follows:

           "4. Capitalization of GP. GP shall have two classes of capital
               -------------------
     stock: Class A Stock ("Class A Stock") and Class B Stock ("Class B
     Stock" and, together with the Class A Stock, the "GP Common Stock"). The Class A Stock and the Class B Stock shall each be entitled to one vote per share on all matters on which the GP Common Stock is entitled to vote and shall be identical in all respects, except that from and after the Funding Date (i) unless the Purchase Price has been paid in full, the Class B Stock shall cease to have any voting and dividend rights, except as may be required by law, and payments in respect of the Class B Stock on liquidation will be limited to the par value thereof, and (ii) shares of Class B Stock shall become convertible into shares of Class A Stock on the Funding Date to the extent provided in the next sentence. On the Funding Date, the outstanding shares of Class B Stock shall become convertible (at no cost) into shares of Class A Stock so that after such conversion the percentage of the outstanding shares of Class A Stock owned by R shall equal a fraction expressed as a percentage of which the numerator is the sum of the Initial R Sub Investment and the portion of





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     the Purchase Price paid by R on or prior to the Funding Date and the denominator of which is the sum of the Initial R Sub Investment and the I Sub Investment. At the Closing, I shall acquire 50 shares of Class A Stock. At the Closing, R shall acquire a number of shares of Class A
     Stock equal to 50 times a fraction, the numerator of which is the Initial R Sub Investment and the denominator of which is the I Sub Investment, and a number of shares of Class B Stock equal to 50 minus the number of shares of Class A Stock issued to R at the Closing. The capital of GP shall comprise 1% of the capital of LP (plus amounts sufficient to pay for the organization of GP) (collectively, the "GP Start-up Cost"), and GP shall contribute 1% of the capital of LP as contemplated by Section 3 hereof. The purchase price per share for the shares of Class A Stock issued at the Closing will be equal to the GP Start-up Cost divided by the number of shares of Class A Stock issued and the purchase price for the shares of Class B Stock issued at the Closing shall be their par value, not to exceed $1 per share.
     At any time following the Funding Date, if R has not paid the Purchase Price in full, I shall have the right to require R to sell to I any outstanding shares of Class B Stock that are not convertible into shares of Class A Stock, at a purchase price equal to the par value of those shares. To reflect the issuance to R of the Class B Stock for nominal consideration, unless the parties agree in writing on an alternative adjustment arrangement, the Purchase Price shall be paid entirely in respect of the limited partnership interest included in the Share Differential, with the effect that the amount of the Purchase Price (exclusive of any interest included therein) will exceed the capital contribution in respect of that limited partnership interest."

     2. Section 5 of the Agreement is amended to delete the second sentence thereof.

     3. Except as provided in this Amendment Agreement, the Agreement shall remain in full force and effect.

     4. This Amendment Agreement and the Agreement as amended hereby shall be governed, construed and enforced in accordance with the laws of the state of New York without regard to principles of conflicts of laws.


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     5. This Amendment Agreement may be signed in several counterparts with the same effect as if the signatures to each were to the same document.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be duly executed in its name and on its behalf, all as of the date first above written.


                                     ITT CORPORATION


                                     By:  /s/ Harlan W. Murray
                                         ----------------------------------
                                         Title: Vice President

                                     CABLEVISION SYSTEMS CORPORATION


                                     By:  /s/ Marc Lustgarten
                                         ----------------------------------
                                         Title: Vice Chairman


                                     RAINBOW PROGRAMMING HOLDINGS, INC.


                                     By:  /s/ Hank Ratner
                                         ----------------------------------
                                         Title: Executive Vice President



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